Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 (Form S-8 No. 333-231618) of our report dated March 13, 2020, with respect to the  financial statements of Applied Therapeutics, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Ernst & Young LLP
New York, New York
March 13, 2020